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                                 EXHIBIT 23(D)


                         CONSENT OF FINANCIAL ADVISOR


We consent to the use in this Registration statement of Century South Banks, Inc. on Form S-4 of our opinion related to Independent Bancorp, Inc. included in the Prospectus to such Registration Statement at Exhibit C and to the reference to our firm in the Prospectus under the caption "DESCRIPTION OF TRANSACTION-Opinion of Independent's Financial Advisor."


 /s/ T. STEPHEN JOHNSON & ASSOCIATES, INC.
---------------------------------------------
     T. STEPHEN JOHNSON & ASSOCIATES, INC.


February 17, 1998